                                  Exhibit 4(r)

                            AMENDMENT AGREEMENT NO. 1


          AMENDMENT AGREEMENT No. 1 dated as of June 1, 1994 ("Amendment Agreement") among CRIIMI MAE Inc. (the "Company"), CIBC, Inc. ("CIBC"), NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH ("NAB"), SIGNET BANK/VIRGINIA ("Signet"), THE FUJI BANK, LTD., NEW YORK BRANCH ("Fuji"), BANK HAPOALIM ("Hapoalim"), (CIBC, NAB, Signet, Fuji and Hapoalim are referred to collectively as the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent for the Lenders (the "Administrative Agent").

                                    RECITALS

          CIBC, NAB, Signet (collectively referred to as the "Existing Lenders"), the Company and the Administrative Agent are parties to a Revolving Credit Agreement dated as of February 28, 1994 (the "Credit Agreement") under which the Existing Lenders have made Revolving Credit Loans (as defined therein) to the Company;

          The Revolving Credit Loans and the obligations of CRIIMI MAE are secured under a Security Agreement dated as of February 28, 1994 among the Company, the Administrative Agent and Chemical Bank as Collateral Agent (the "Security Agreement"); and

          The Company has requested, and the Lenders and the Administrative Agent are willing to agree to, an amendment to the Credit Agreement to increase the aggregate amount of the Commitments, and to add Fuji and Hapoalim as Lenders, as set forth below.

          Accordingly, the parties hereby agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

          Section 2. AMENDMENTS. Subject to the conditions of effectiveness set forth in Section 4 of this Amendment Agreement, commencing as of August 5, 1994 (the "Effective Date") the Credit Agreement is amended as follows:

               (a) References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed references to the Credit Agreement as amended hereby.

               (b) Commencing on the Effective Date: (i) each of Fuji and Hapoalim shall be a "Lender" for all purposes of the Credit Agreement; (ii) each of Fuji and Hapoalim hereby accepts and assumes all rights and obligations of a "Lender" under the Credit Agreement; and (iii) without limiting the generality of the foregoing, each of Fuji and Hapoalim confirm the appointment of the Administrative Agent and the other agreements and representations set forth in
Section 10 of the Credit Agreement.

               (c) Commencing on the Effective Date, the Commitments of the Lenders, as listed on Schedule I to the Credit Agreement, are deleted, amended and replaced with the Commitment amounts listed below:


                   Name of Lender                      Commitment
                   --------------                      ----------

CIBC, Inc.                                             $40,000,000
National Australia Bank Limited,
New York Branch                                        $40,000,000
Signet Bank/Virginia                                   $20,000,000
The Fuji Bank, Ltd.,
New York Branch                                        $20,000,000
Bank Hapoalim                                          $15,000,000


               (d) As a result of the foregoing amendments, Schedule I to the Credit Agreement is replaced in its entirety with a new Schedule I in the form attached to this Amendment Agreement.

               (e) Section 8.08 of the Credit Agreement is amended by relettering the existing clause (vi) thereof as clause "(vii)" and by adding a new clause (vi) as follows:

              "(vi) Indebtedness pursuant to the Nomura Facilities up to a maximum aggregate amount of Indebtedness under such facility of $500,000,000;"

               (f) Section 8.10 of the Credit Agreement is amended and replaced in its entirety as follows:

               "8.10 MINIMUM CONSOLIDATED SHAREHOLDERS' EQUITY. The Company will not permit at any time Consolidated Shareholders' Equity to be less than $150,000,000."

               (g) The definition of "Total Liabilities" in Section 1.01 of the Credit Agreement is amended and replaced in its entirety as follows:

               " "TOTAL LIABILITIES" shall mean at any time all Indebtedness of the Company and its Consolidated Subsidiaries and all other liabilities of the Company and its Subsidiaries which should be classified as liabilities on a balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, except (i) trade accounts payable (other than indebtedness for borrowed money related thereto) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, and (ii) accrued interest (other than defaulted or post-default interest) payable under this Agreement, the Nomura Facilities and the Signet Credit Agreement."

          Section 3.  FEES AND EXPENSES.

               (a) The Company shall pay to the Administrative Agent for account of Fuji and Hapoalim on the Effective Date an up-front fee, as agreed by the Company in the Additional Commitment Letter dated May 10, 1994 from the Administrative Agent to the Company (which Letter is superseded by this Amendment Agreement, except with respect to such fee), and the Administrative Agent shall apply such fee for the account of each such Lender according to the fee arrangement letter from the Administrative Agent to such Lenders.

               (b) The Company shall pay to the Administrative Agent for account of Fuji and Hapoalim on the Effective Date a commitment fee, based on the increase in the aggregate amount of the Commitment effected by this Amendment Agreement, for the period from and including the date of this Amendment Agreement to but not including the earlier of (i) the Credit Termination Date, or (ii) the Effective Date, at a rate of 1/4 of 1% per annum.

               (c) The Company will pay on demand all out-of-pocket costs and expenses of the Administrative Agent, including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, in connection with this Amendment Agreement.

          Section 4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 2 of this Amendment Agreement shall become effective as of the Effective Date if, and only if, the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent:

               (a) the representations and warranties of the Company set forth in Section 5 hereof, in Section 7 of the Credit Agreement and in Section 3.1 of the Security Agreement shall be true and correct on the Effective Date with the same force and effect as if made on and as of such date;

               (b) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing on the Effective Date;

               (c) there shall not have occurred any change, or development or event involving a prospective change, which in the opinion of the Required Lenders (calculated to include Fuji and Hapoalim) could have a Material Adverse Effect;

               (d) the Company shall have delivered to the Administrative Agent the following items, each of which shall be satisfactory to the Administrative Agent in form and substance: (i) promissory notes of the Company (the "New Notes") substantially in the form of Exhibit A to the Credit Agreement, dated the Effective Date, payable to each of CIBC, Fuji and Hapoalim in a principal amount equal to the amount of their respective Commitments as in effect on the Effective Date and otherwise duly completed, PROVIDED that, the New Note payable to CIBC shall be delivered with the understanding that the Administrative Agent shall promptly cancel and return to the Company the promissory note to CIBC dated February 28, 1994; (ii) a legal opinion addressed to the Lenders and the Administrative Agent as to such matters as the Administrative Agent shall reasonably request; (iii) a certificate of a senior officer of the Company certifying as to (x) the items in paragraphs (a), (b) and (c) of this Section 4 of this Amendment Agreement, (y) the resolutions of the Board of Directors relating to the execution, delivery and performance of this Amendment Agreement and the Credit Agreement as amended hereby, and (z) the name and authorized signature of each officer authorized to sign this Amendment Agreement;

               (e) the Company, the Administrative Agent and all the Lenders shall have executed this Amendment Agreement;

               (f) the Company shall have paid to the Administrative Agent the fees and expenses set forth in Section 3 of this Amendment Agreement; and

               (g) the Company shall have complied with any other reasonable request of the Administrative Agent or any Lender.

          Section 5.  REPRESENTATIONS AND WARRANTIES.

               (a) The Company represents and warrants to the Administrative Agent and the Lenders that: (i) the execution, delivery and performance of this Amendment Agreement and the New Notes have been duly authorized by all necessary corporate action on its part and do not and will not (1) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award as currently in effect to which it is subject or of its certificate of incorporation or by-laws,

(2) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties is bound, (3) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, Lien, security interest or other charge or encumbrance of any nature upon or with respect to any of its properties, (4) require any authorization, consent, approval, license, exemption of or filing with any commission, board, bureau, agency or instrumentality or (5) require the consent of any other Person; (ii) each of this Amendment Agreement and the New Notes constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and to equitable principles, and (iii) no Default or Event of Default under the Credit Agreement or the Security Agreement exists or will result from the transactions contemplated hereunder.

               (b) The Company acknowledges, ratifies and confirms as of the Effective Date the security interest granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement.

          Section 6.  MISCELLANEOUS.

               (a) This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (b) Except at expressly set forth herein, the Credit Agreement, the Notes, the Security Agreement and all other related documents shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company, any Lender or the Administrative Agent under any of the Credit Agreement, the Notes, the Security Agreement or any related document, nor, except as expressly provided herein, constitute a waiver of any provision of any such document.

               (c) Subject to the conditions precedent in Section 4 of this Amendment Agreement, by its signature hereunder, Chemical Bank, as Collateral Agent, acknowledges the status of Fuji and Hapoalim as Lenders as of the Effective Date.

               (d) This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                   CRIIMI MAE INC.

                                     /s/ Jay R. Cohen
                                   ----------------------------------
                                   By:     Jay R. Cohen
                                   Title:  Executive Vice President


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, NEW YORK AGENCY,
                                   as Administrative Agent

                                     /s/ Daniel J. Conlon
                                   ----------------------------------
                                   By:     Daniel J. Conlon
                                   Title:  Vice President


                                   CIBC, INC.,
                                   as Lender

                                     /s/ Lou Ann Bowers
                                   ----------------------------------
                                   By:     Lou Ann Bowers
                                   Title:  Vice President


                                   NATIONAL AUSTRALIA BANK
                                   LIMITED, NEW YORK BRANCH,
                                   as Lender

                                     /s/ Tom Kilfoyle
                                   ----------------------------------
                                   By:     Tom Kilfoyle
                                   Title:  Vice President


                                   SIGNET BANK/VIRGINIA,
                                   as Lender

                                     /s/ Barry Cooper
                                   ----------------------------------
                                   By:     Barry Cooper
                                   Title:  Vice President

                                   THE FUJI BANK, LTD., NEW YORK BRANCH, as
                                   Lender

                                     /s/ Takashi Nagao
                                   ----------------------------------
                                   By:     Takashi Nagao
                                   Title:  Vice President and Manager


                                   BANK HAPOALIM,
                                   as Lender

                                     /s/ Andrew J. Niesen
                                   ----------------------------------
                                   By:     Andrew J. Niesen
                                   Title:  Vice President


ACKNOWLEDGED:

CHEMICAL BANK, as
Collateral Agent


  /s/ P. Morabito
- -------------------------------
By:     P. Morabito
Title:  Senior Trust Officer

                                                                      SCHEDULE I

                COMMITMENTS, LENDERS' APPLICABLE LENDING OFFICES
                            AND ADDRESSES FOR NOTICES


Lenders, Lenders' Applicable Lending Offices
         and Addresses for Notices                                Commitment
- --------------------------------------------                      ----------

CIBC, INC.                                                       $40,000,000

     a)   Base Rate Loans Office:
             425 Lexington Avenue
             New York, New York  10017

     b)   LIBOR Loans Office:
             425 Lexington Avenue
             New York, New York  10017

     c)   Address for Notices:

             CIBC, Inc.
             425 Lexington Avenue
             New York, New York  10017
             Attention:  Ms. Arlene Tellerman
             Telephone:  (212) 856-3695
             Facsimile:  (212) 856-3763


NATIONAL AUSTRALIA BANK LIMITED,
  NEW YORK BRANCH                                                $40,000,000

     a)   Base Rate Loans Office:
             200 Park Avenue - 34th Floor
             New York, New York  10166

     b)   LIBOR Loans Office:
             200 Park Avenue - 34th Floor
             New York, New York  10166

     c)   Address for Notices:

             National Australia Bank Limited,
               New York Branch
             200 Park Avenue - 34th Floor
             New York, New York  10166
             Attention:  Mr. Thomas Kilfoyle
             Telephone:  (212) 916-9510
             Facsimile:  (212) 983-1969

Lenders, Lenders' Applicable Lending Offices
         and Addresses for Notices                                Commitment
- --------------------------------------------                      ----------

SIGNET BANK/VIRGINIA                                             $20,000,000

     a)   Base Rate Loans Office:
            8330 Boone Boulevard
            Vienna, Virginia  22182-2632

     b)   LIBOR Loans Office:
            8330 Boone Boulevard
            Vienna, Virginia  22182-2632

     c)   Address for Notices:

            Signet Bank/Virginia
            8300 Boone Boulevard
            Vienna, Virginia  22182-2632
            Attention:  Mr. Barry E. Cooper
            Telephone:  (301) 961-0067
            Facsimile:  (301) 652-1174


THE FUJI BANK, LTD.                                              $20,000,000
NEW YORK BRANCH

     a)   Base Rate Loans Office:
             Two World Trade Center
             New York, New York  10048

     b)   LIBOR Loans Office:
             Two World Trade Center
             New York, New York  10048

     c)   Address for Notices:

             The Fuji Bank, Ltd
             Two World Trade Center
             New York, New York  10048
             Attention:  Ms. Kathleen Barsotti
             Telephone:  (212) 898-2065
             Facsimile:  (212) 912-0516

Lenders, Lenders' Applicable Lending Offices
         and Addresses for Notices                                Commitment
- --------------------------------------------                      ----------

BANK HAPOALIM                                                    $15,000,000

     a)   Base Rate Loans Office:
            1515 Market Street
            Philadelphia, Pennsylvania  19102

     b)   LIBOR Loans Office:
            1515 Market Street
            Philadelphia, Pennsylvania  19102

     c)   Address for Notices:

            Bank Hapoalim
            1515 Market Street
            Philadelphia, Pennsylvania  19102
            Attention:  Mr. Andrew J. Niesen
                   cc:  Mr. Frank McEntee
            Telephone:  (215) 665-2239 (Niesen)
                        (215) 665-2249 (McEntee)
            Facsimile:  (215) 665-2217

                                 PROMISSORY NOTE








$40,000,000                                                       August 5, 1994
                                                              New York, New York


          FOR VALUE RECEIVED, CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby promises to pay to CIBC, Inc. (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the office of Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, NY 10017, the principal sum of Forty Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is one of the Notes referred to in the Revolving Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of February 28, 1994, between the Company, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                             CRIIMI MAE Inc.


                                             By
                                               ----------------------
                                                 Title:

                                SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
 Date      Prin-                                 Paid,
 Made,     cipal                     Duration   Prepaid,  Unpaid
Continued  Amount   Type                of     Continued  Prin-
   or        of      of   Interest   Interest     or      cipal   Notation
Converted   Loan    Loan    Rate      Period   Converted  Amount   Made by
- ---------  ------   ----  --------   --------  ---------  ------  --------

                                 PROMISSORY NOTE



$20,000,000                                                       August 5, 1994
                                                              New York, New York





          FOR VALUE RECEIVED, CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby promises to pay to The Fuji Bank, Ltd., New York Branch (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the office of Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, NY 10017, the principal sum of Twenty Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is one of the Notes referred to in the Revolving Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of February 28, 1994, between the Company, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        CRIIMI MAE Inc.


                                        By
                                          ----------------------
                                            Title:

                                SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
 Date      Prin-                                 Paid,
 Made,     cipal                     Duration   Prepaid,  Unpaid
Continued  Amount   Type                of     Continued  Prin-
   or        of      of   Interest   Interest     or      cipal   Notation
Converted   Loan    Loan    Rate      Period   Converted  Amount   Made by
- ---------  ------   ----  --------   --------  ---------  ------  --------

                                 PROMISSORY NOTE



$15,000,000                                                       August 5, 1994
                                                              New York, New York





          FOR VALUE RECEIVED, CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby promises to pay to Bank Hapoalim (the "Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the office of Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, NY 10017, the principal sum of Fifteen Million Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is one of the Notes referred to in the Revolving Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of February 28, 1994, between the Company, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        CRIIMI MAE Inc.


                                        By
                                          ----------------------
                                            Title:

                                SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
 Date      Prin-                                 Paid,
 Made,     cipal                     Duration   Prepaid,  Unpaid
Continued  Amount   Type                of     Continued  Prin-
   or        of      of   Interest   Interest     or      cipal   Notation
Converted   Loan    Loan    Rate      Period   Converted  Amount   Made by
- ---------  ------   ----  --------   --------  ---------  ------  --------

                               NOTICE OF BORROWING


Canadian Imperial Bank of Commerce,
   New York Agency
425 Lexington Avenue
New York, New York 10017

Attention:


          Pursuant to Sections 2.02 and 4.05 of that certain Revolving Credit Agreement dated as of February 28, 1994 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among CRIIMI MAE Inc., a Maryland corporation (the "Company"), the Lenders listed on the signature pages thereof and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, this represents the Company's request to borrow on ______________ , 19__ from the Lenders on a pro rata basis $__________ as [Base Rate/LIBOR Loans]. [The initial Interest Period for such LIBOR Loans is requested to be a _____________ period.] The Company certifies that the sum of the amount of the proposed Loan and the aggregate amount of Loans Outstanding immediately prior to such Loan, will not exceed the lesser of (i) the aggregate amount of the Commitments then in effect or (ii) the Borrowing Base then in effect. The Company requests that the proceeds of such Loans be deposited in the Company's account, Account No. __________, at____________.

          The Company certifies that: i) no Default has occurred and is continuing under the Basic Documents; ii) the representations and warranties made by the Company in Section 7 of the Credit Agreement and in Section 3.1 of the Security Agreement are true and complete on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and
iii) there has not occurred any change, or development or event involving a prospective change, which could have a Material Adverse Effect. The Company agrees that if, prior to the time of the borrowing requested hereby, any matter certified to herein by the Company will not be true and correct at such time as if then made, it will immediately notify the Administrative Agent. Except to the extent, if any, that, prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

DATED:  August 5, 1994

                                   CRIIMI MAE Inc.


                                   By:
                                      ----------------------